September 29, 1997

          NeuroCorp, Ltd.
          150 White Plains Road
          Tarrytown, NY 10591

          We hereby consent to the use of our name "as experts", in the "Summary Consolidated Financial Information" section and the use of our opinion dated March 8, 1997, except for Note 10f as to which the date is March 12, 1997 and
          Note 10h as to which the date is March 26, 1997 for NeuroCorp, Ltd. to be included in the Amendment No. 4 to Form SB-2 Registration Statement being filed for NeuroCorp, Ltd.

          Very truly yours,

          Scarano & Tomaro, P.C.
          Syosset, New York